UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2015
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WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Webster Plaza, Waterbury, Connecticut 06702
(Address of principal executive offices)
Registrant’s telephone number, including area code: (203) 578-2202
Not Applicable
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 23, 2015, Webster Financial Corporation (the “Company” or “Webster”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s shareholders approved each of the three proposals detailed in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 13, 2015.
The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	The Company’s shareholders elected eleven individuals to the Board of Directors to serve one-year terms, as set forth below:

NOMINEES	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
William L. Atwell	78,477,680	504,032	101,411	5,771,144
Joel S. Becker	78,163,495	821,535	98,093	5,771,144
John J. Crawford	77,788,976	1,194,783	99,364	5,771,144
Robert A. Finkenzeller	78,137,577	836,499	109,047	5,771,144
Elizabeth E. Flynn	78,477,585	509,439	96,099	5,771,144
C. Michael Jacobi	61,016,337	17,877,572	189,214	5,771,144
Laurence C. Morse	78,160,302	815,422	107,399	5,771,144
Karen R. Osar	78,470,668	515,547	96,908	5,771,144
Mark Pettie	78,484,516	500,907	97,700	5,771,144
Charles W. Shivery	78,421,959	549,623	111,541	5,771,144
James C. Smith	75,038,656	3,925,279	119,188	5,771,144

2.	The Company’s shareholders approved, on a non-binding, advisory basis, the compensation of the named executive officers of Webster, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
77,395,216	1,433,090	254,817	5,771,144

3.
The Company’s shareholders ratified the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2015, as set forth below:

Votes For	Votes Against	Abstain
84,556,136	175,155	122,976

4.	The Company’s shareholders approved the material terms for payment of Performance-based compensation under the 1992 Stock Option Plan, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
76,670,407	2,182,458	230,258	5,771,144

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: April 24, 2015                By: /s/ Harriet Munrett Wolfe
Name: Harriet Munrett Wolfe
Title: Executive Vice President,
General Counsel and Secretary